EXHIBIT 99.1
                July 15, 2004


                For media inquiries:                For financial inquiries:
                Katherine Taylor                    John Hecht
                Investor Relations Manager          Chief Financial Officer
                815-961-7164                        815-961-2787

               AMCORE FINANCIAL, INC. REPORTS 2ND QUARTER EARNINGS
                      SIGNIFICANT ASSET QUALITY IMPROVEMENT

                                  Flash Results

                  (Numbers in Thousands, Except Per Share Data)

                    2nd quarter 2004  2nd  quarter 2003   1st quarter 2004
     Net Revenues       $54,477            $54,270            $54,817
     Net Income         $10,415            $11,227            $10,018
     Diluted Shares      25,285             25,054             25,500
     Diluted EPS          $0.41              $0.45              $0.39

     ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported diluted earnings per share of $0.41 for second quarter 2004, a $0.04 decrease, compared to $0.45 per diluted share in second quarter 2003. Net income in the second quarter of 2004 was $10.4 million, a seven percent decrease from the $11.2 million in the prior-year period. The most noteworthy items in the quarter were the significant improvement in asset quality with total non-performing assets decreasing 39 percent from the same period a year ago and the Company's branch expansion activities achieving break-even.

     "Quality loan growth is one of our key initiatives and the steps we implemented to improve our credit quality are showing results," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "For the third consecutive quarter, we reduced our total non-performing loans and assets. As a result, we have reduced credit costs and expect our charge-offs for the rest of the year to continue to decline from current levels. At the same time, our branch expansion program has achieved break-even, well ahead of the anticipated fourth quarter target date, and further demonstrates the significant progress AMCORE is making."

     Highlights
     ----------

o Net interest income increased seven percent to $37.6 million from $35.1 million during the same quarter a year ago.

o The net interest margin decreased three basis points to 3.60 percent in second quarter 2004 from 3.63 percent during the same period in 2003.

o The allowance to non-accrual loans increased to 232 percent compared to 147 percent in second quarter 2003.

o Non-interest income decreased $2.3 million from second quarter 2003. The prior year period included $2.0 million in net security gains. Second quarter 2004 included a $1.7 million mortgage servicing rights impairment reversal, compared to a $1.1 million impairment charge in second quarter 2003.

o Average loan balances grew eight percent from a year ago, while average Bank issued deposits increased six percent over the same time period.

o The provision for loan losses declined $1.5 million, reflecting improved credit quality.

o Operating expenses increased six percent, or $2.0 million, compared to the same quarter last year due in large part to the opening of 13 branches during the last twelve months.

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     Second Quarter Results
     ----------------------

     Net interest income in second quarter 2004 grew seven percent compared to the same quarter last year, or $2.5 million, due to continued strong loan growth. The net interest margin decreased to 3.60 percent, a three basis point decline from 3.63 percent during the same quarter a year ago. "The increase in net interest income is primarily due to increased commercial real estate loans and secondarily to investment volumes," said Edge. "The increased volumes, during a period of historically low interest rates, resulted in modest dilution in the margin."

     Provision for loan losses decreased nearly $1.5 million compared to second quarter 2003, as total non-performing loans decreased 45 percent from the year earlier period.

     Average loans rose $223 million to $3.1 billion, an eight percent increase from second quarter 2003. The growth came from average increases of $236 million, or 12 percent, in commercial lending driven by AMCORE's branch expansion in Chicago suburban and Madison area markets. Consumer loan balances remained relatively flat compared to the previous quarter a year ago.

     Average bank issued deposits grew to $2.9 billion, an increase of six percent, or $168 million, compared to a year ago. "Our focus is to grow transactional deposits, such as checking accounts, which helps lower our funding costs as well as increase our number of households," said Edge. "Once we have a customer's checking account, we can cross-sell other products and services. The more services customers have with us, the more likely we are to retain their business over time."

     Total non-interest income for the quarter decreased $2.3 million, compared to the same period a year ago. The decrease included $2 million in security gains recognized during the second quarter of 2003. There were no security gains recognized in second quarter 2004.

     Trust and asset management revenues decreased $302,000, or five percent, from the second quarter 2003 to $5.4 million in second quarter 2004. Assets under administration totaled $4.4 billion at the end of the quarter compared to $4.5 billion a year ago. "Increasing investments remains a key initiative for us as we work to increase assets under administration by retaining and expanding existing customer relationships and seeking out new clients," said Edge.

     Mortgage banking increased 35 percent, or $734,000, during the second quarter 2004 compared to the same period a year ago. Included in the increase was a $1.7 million mortgage servicing rights impairment reversal in second quarter 2004, compared to a $1.1 million impairment charge in second quarter 2003. Mortgage applications totaled $146 million in second quarter 2004 compared to $447 million during the same quarter a year ago. Mortgage closings totaled $154 million in second quarter 2004, a 47 percent decrease from the $293 million in second quarter 2003. Of total second quarter closings, 49 percent were due to refinancing compared to 76 percent a year ago. "We expected our mortgage revenue to decrease as the refinancing volume slowed," said Edge. "However, we still expect to show strong growth in new purchase mortgages, which continue to increase as we expand in the Chicago and Madison markets."

     Company owned life insurance revenues declined $1.2 million compared to the second quarter of 2003. Included in the decline was a $350,000 adjustment attributable to a change in estimate in a policy's cash surrender value provided by the carrier. The remaining decline was primarily attributable to lower yields and losses in value of underlying variable return investments.

     Total operating expenses increased six percent, or $2.0 million, in second quarter 2004 compared to the same quarter last year. The increase is due primarily to personnel and facility expenses related to branch expansion and escalating employee health care costs, which increased $579,000 over the prior year period. The increase in employee health care costs is due to the impact of branch expansion, adverse claim experience in the Company's self-funded plan and overall medical cost inflation. "We have opened 13 branches during the past 12 months, which has added to our personnel costs as well as our net occupancy and equipment costs," said Edge. "One area where we have seen significant savings has been in data processing expenses due to our conversion and in-sourcing of core data processing systems."

    Personnel costs increased 15 percent over the same quarter a year ago. The largest component of personnel costs is salaries and wages, which increased $2.0 million during the second quarter 2004 over the same period a year ago. The increase can be primarily attributed to the branch expansion.

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     Asset Quality & Reserves
     ------------------------

     Total non-accrual loans decreased 35 percent, or $10.1 million, from June 30, 2003 and also decreased $10.6 million, or 36 percent, from March 31, 2004. Loans 90 days past due and still accruing interest decreased 73 percent, or $7.7 million, from June 30, 2003, and decreased $1.6 million from March 31, 2004. The percentage of total non-performing assets to total assets was 0.56 percent at June 30, 2004 down from 0.98 percent at June 30, 2003 and 0.86 percent at March 31, 2004.

     Net charge-offs were $3.5 million, an increase of 62 percent, or $1.4 million, from second quarter 2003 and an increase of six percent, or $212,000, from first quarter 2004. Net charge-offs were 46 basis points of average loans on an annualized basis during second quarter 2004 compared to 30 basis points for second quarter 2003 and 44 basis points for first quarter 2004.

     Total non-accrual loans as a percentage of loans decreased to 0.59 percent from 1.00 percent at June 30, 2003 and 0.96 percent at March 31, 2004. The allowance for loan losses, as a percentage of ending loans, was 1.38 percent at June 30, 2004 compared to 1.46 percent at June 30, 2003 and 1.43 percent at March 31, 2004. The allowance to non-accrual loans ratio was 232 percent at June 30, 2004 compared to 147 percent at June 30, 2003 and 149 percent at March 31, 2004.

     "Improving credit quality is part of our quality loan growth initiative," said Edge. "In 2003, we expanded our workout and collection staffs, which enabled us to identify and quickly address deteriorating credits and limit further erosion of value. The results are evident in our decreased non-performing loans for three consecutive quarters."

     Branching Update
     ----------------

     In 2004, AMCORE is opening and/or upgrading 11 offices. In first quarter, AMCORE opened one limited branch office (LBO) in Gurnee, IL, and a full service facility in Freeport, IL. During second quarter, three full service facilities opened in the Illinois communities of Elgin, Naperville and Peru. For third quarter, openings will include an LBO in Lake Zurich, IL and full service facilities in Schaumburg, IL and Madison, WI. Fourth quarter openings will include three full service facilities in the Illinois communities of Aurora, Carol Stream and Morton Grove. During 2004, four LBOs and two in-store branches will close as new branches open. "Upgrading profitable LBOs and in-store branches into full service facilities is a major focus for us this year," said Edge.

     There was no dilution impact of the branching strategy in second quarter 2004 compared to similar results during the same quarter a year ago. "We still expect costs to outpace net revenues for the full year in 2004 with dilution projected not to exceed $0.04 per share. In 2005, we expect the branch expansion program will become accretive to earnings per share in the range of $0.10 to $0.15 per share."

     The branch expansion strategy has increased AMCORE's presence in key high-growth markets and is expected to increase revenue growth rates beyond historic levels. The 16 net new branches opened since April 2001 contributed total loans of $728 million and total deposits of $316 million at June 30, 2004. Same-branch contributions, which include new branches opened as of June 30, 2003 (a year ago), were $647 million in loans and $236 million in deposits.

     By 2006, AMCORE expects to have added 25 new offices since the beginning of the initiative in 2001. "Total offices by the end of 2006 should number 75, two-thirds of which will be located in markets that we believe exhibit characteristics of higher growth," said Edge. (See chart for details.)


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

                                                     AMCORE Branch Expansion Plans
---------------------------------------------------------------------------------------------------------------------

             Strategy                   LBO*        Full Serv.        In-store     Branch Expansion  Total Locations
             --------                   ----        ----------        --------     ----------------  ---------------
---------------------------------------------------------------------------------------------------------------------
2001                                                                                                       64**
- Sold branches                                                                                            (7)
+ New branches                            1              1               0                2                 2
- Closed, moved to new facility           0              0               0                0                 0
Cumulative total                          1              1               0                2                59
---------------------------------------------------------------------------------------------------------------------
2002
+ New branches                            4              3               0                7                 7
- Closed, moved to new facility          (1)            (1)              0               (2)               (2)
Cumulative total                          4              3               0                7                64
---------------------------------------------------------------------------------------------------------------------
2003
- Sold branches                                                                                            (6)
- Closed in-store                                                                                          (1)
+ New branches                            4              7               0               11                11
- Closed, moved to new facility          (1)            (1)             (2)              (4)               (4)
Cumulative total                          7              9              (2)              14                64
---------------------------------------------------------------------------------------------------------------------
2004 Projected
+ New branches                            2              9               0               11                11
- Closed, moved to new facility          (4)             0              (2)              (6)               (6)
Cumulative total                          5             18              (4)              19                69
---------------------------------------------------------------------------------------------------------------------
2005 Projected
+ New branches                            1              8               0                9                 9
 - Closed, moved to new facility         (3)             0               0               (3)               (3)
Cumulative total                          3             26              (4)              25                75
---------------------------------------------------------------------------------------------------------------------
2006 Projected
+ New branches                            0              2               0                2                 2
- Closed, moved to new facility          (2)             0               0               (2)               (2)
Cumulative total                          1             28              (4)              25                75
---------------------------------------------------------------------------------------------------------------------

    *LBO is a limited branch office.
    **Includes asset management location in Des Moines

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

     AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.8 billion and investment assets under administration of $4.4 billion with 66 locations in Illinois, Wisconsin and Iowa.

     AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, asset management, mutual fund administration, employee benefit plan record keeping and is the investment advisor for the Vintage family of mutual funds.

     This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

     Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the company or its customers; and (XVIII) disruption of operations caused by the conversion and installation of data processing systems.

     AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the company's website at www.AMCORE.com.

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                                                                          5 of 5

                                                             AMCORE Financial, Inc.
                                                         CONSOLIDATED FINANCIAL SUMMARY
                                                                   (Unaudited)

                                                 -----------------------------------------------------------------------------------
($ in 000's, except per share data)              2nd Qtr.      1st Qtr.       4th Qtr.      3rd Qtr.      2nd Qtr.        2Q '04/'03
               SHARE DATA                          2004          2004           2003          2003          2003          Incr(Decr)
                                                 -----------------------------------------------------------------------------------
Diluted earnings                                 $   0.41      $   0.39       $   0.39      $   0.47      $   0.45            (9%)

Cash dividends                                   $   0.17      $   0.17       $   0.17      $   0.17      $   0.16             6%

Book value                                       $  14.68      $  15.34       $  14.98      $  14.81      $  14.79            (1%)

Average diluted shares outstanding                 25,285        25,500         25,282        25,100        25,054             1%

            INCOME STATEMENT

Net interest income                              $ 37,640      $ 37,288       $ 36,053      $ 33,025      $ 35,093             7%

Provision for loan losses                           3,282         4,675          3,295         4,318         4,729           (31%)

Non-interest income:
   Trust & asset management                         5,375         5,516          5,490         5,619         5,677            (5%)
   Service charges on deposits                      4,966         4,403          4,824         4,751         4,638             7%
   Mortgage banking income (loss)                   2,835          (385)         1,602         6,495         2,101            35%
   Company owned life insurance                       540         2,169          1,793         1,753         1,693           (68%)
   Gain on sale of loans/branches                      --           612             --            --            --           N/A
   Net security gains                                  --         1,914          2,090            --         2,012          (100%)
   Other                                            3,121         3,300          2,816         2,785         3,056             2%
                                                 -----------------------------------------------------------------------------------
Total non-interest income                          16,837        17,529         18,615        21,403        19,177           (12%)

Operating expenses:
   Personnel costs                                 21,417        22,426         23,103        19,033        18,565            15%
   Net occupancy and equipment                      4,748         4,963          5,108         4,624         4,062            17%
   Data processing                                    567           584            549         1,122         1,635           (65%)
   Professional fees                                1,149         1,242          1,180         1,134         1,207            (5%)
   Advertising & business development               1,407         1,514          1,681         1,331         1,358             4%
   Communication expense                            1,124         1,126          1,288         1,174         1,030             9%
   Other                                            5,592         4,896          5,198         5,206         6,195           (10%)
                                                 -----------------------------------------------------------------------------------
Total operating expenses                           36,004        36,751         38,107        33,624        34,052             6%
                                                 -----------------------------------------------------------------------------------

Income before income taxes                         15,191        13,391         13,266        16,486        15,489            (2%)
   Income taxes                                     4,776         3,373          3,390         4,806         4,262            12%
                                                 -----------------------------------------------------------------------------------
Net income                                       $ 10,415      $ 10,018       $  9,876      $ 11,680      $ 11,227            (7%)
                                                 ===================================================================================

                                                 -----------------------------------------------------------------------------------
                                                  2nd Qtr.      1st Qtr.       4th Qtr.      3rd Qtr.      2nd Qtr.      Basis Point
           KEY RATIOS AND DATA                      2004          2004           2003          2003          2003           Change
                                                 -----------------------------------------------------------------------------------

Net interest margin (FTE)                            3.60%         3.65%          3.62%         3.33%         3.63%           (3)

Return on average assets                             0.90%         0.88%          0.88%         1.04%         1.03%          (13)
Return on average equity                            11.20%        10.50%         10.57%        12.70%        12.33%         (113)
Efficiency Ratio                                    66.09%        67.04%         69.71%        61.78%        62.75%          334
Equity/assets (end of period)                        7.60%         8.36%          8.27%         8.36%         8.19%          (59)

Allowance to loans (end of period)                   1.38%         1.43%          1.41%         1.46%         1.46%           (8)
Allowance to non-accrual loans                     231.66%       148.69%        132.98%       123.79%       146.55%        8,511
Non-accrual loans to loans                           0.59%         0.96%          1.06%         1.18%         1.00%          (41)
Non-performing assets to total assets                0.56%         0.86%          0.91%         1.06%         0.98%          (42)

Total assets under administration (in millions)  $  4,376      $  4,343       $  4,284      $  4,387      $  4,491            (3%)
Mortgage loans closed  (in millions)             $    154      $     98       $     89      $    307      $    293           (47%)
FTE adjustment (in thousands)                    $  1,013      $  1,037       $  1,130      $  1,193      $  1,405           (28%)

AMCORE Financial, Inc.
(Unaudited)
                                            ----------------------------------------------------------------------------------------
($ in 000's)                                  2nd Qtr.      1st Qtr.     4th Qtr.     3rd Qtr.     2nd Qtr.   2Q '04/'03   Ending
           AVERAGE BALANCE SHEET                2004          2004         2003         2003         2003     Incr(Decr)  Balances
                                            ----------------------------------------------------------------------------------------
Assets:
Investment securities                       $ 1,177,696   $ 1,152,054  $ 1,099,910  $ 1,062,464  $ 1,069,834      10%    $1,237,121
Short-term investments                            7,226         7,697       13,512       43,182       18,080     (60%)          426
Loans held for sale                              44,252        25,969       23,790       90,862       75,447     (41%)       27,413
   Commercial                                   742,460       731,230      725,345      737,687      758,242      (2%)      732,711
   Commercial real estate                     1,417,519     1,369,631    1,278,552    1,205,728    1,165,968      22%     1,482,103
   Residential real estate                      390,653       372,602      377,263      384,463      401,564      (3%)      399,878
   Consumer                                     532,592       550,211      574,262      563,397      534,234      (0%)      523,744
                                            ----------------------------------------------------------------------------------------
Total loans                                 $ 3,083,224   $ 3,023,674    2,955,422    2,891,275    2,860,008       8%     3,138,436
Allowance for loan losses                       (44,660)      (43,397)     (43,978)     (43,166)     (41,358)      8%       (43,230)
Other non-earning assets                        408,624       399,012      396,257      394,935      390,820       5%       438,030
                                            ----------------------------------------------------------------------------------------
Total assets                                $ 4,676,362   $ 4,565,009  $ 4,444,913  $ 4,439,552  $ 4,372,831       7%    $4,798,196
                                            ========================================================================================
Liabilities and Stockholders' Equity:
   Non-interest bearing deposits              $ 449,694     $ 420,742    $ 425,418    $ 409,540    $ 388,230      16%     $ 301,353
   Interest-bearing demand and savings        1,352,839     1,454,893    1,395,518    1,326,271    1,186,776      14%     1,349,537
   Time deposits                              1,123,071     1,090,754    1,137,796    1,179,649    1,182,922      (5%)    1,092,675
                                            ----------------------------------------------------------------------------------------
Total Bank issued deposits                  $ 2,925,604   $ 2,966,389    2,958,732    2,915,460    2,757,928       6%     2,743,565
                                            ----------------------------------------------------------------------------------------
Wholesale deposits                              550,291       447,091      385,494      458,814      534,136       3%       594,419
Short-term borrowings                           577,063       524,159      460,061      419,447      439,717      31%       858,994
Long-term borrowings                            184,297       183,515      205,369      196,135      188,857      (2%)      180,037
Other liabilities                                65,174        60,077       64,687       84,801       87,008     (25%)       56,703
                                            ----------------------------------------------------------------------------------------
Total liabilities                           $ 4,302,429   $ 4,181,231  $ 4,074,343    4,074,657    4,007,646       7%     4,433,718
                                            ----------------------------------------------------------------------------------------
Stockholders' Equity                            371,003       372,055      361,691      353,295      345,184       7%       368,533
Other Comprehensive Income                        2,930        11,723        8,879       11,600       20,001     (85%)       (4,055)
                                            ----------------------------------------------------------------------------------------
Total Stockholders' Equity                      373,933       383,778      370,570      364,895      365,185       2%       364,478
                                            ----------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity    $ 4,676,362   $ 4,565,009  $ 4,444,913  $ 4,439,552  $ 4,372,831       7%    $4,798,196
                                            ========================================================================================

             CREDIT QUALITY
Ending allowance for loan losses               $ 43,230      $ 43,475     $ 42,115     $ 42,512     $ 42,154       3%
Net charge-offs                                   3,527         3,315        3,692        3,960        2,175      62%
Net charge-offs to avg loans (annualized)         0.46%         0.44%        0.50%        0.54%        0.30%
Non-performing assets:
   Non-accrual loans                           $ 18,661      $ 29,239     $ 31,671     $ 34,343     $ 28,764     (35%)
   Loans 90 days past due & still accruing        2,803         4,401        3,304        6,260       10,491     (73%)
                                            --------------------------------------------------------------------------
       Total non-performing loans                21,464        33,640       34,975       40,603       39,255     (45%)
   Foreclosed real estate                         4,548         5,223        4,433        5,098        3,604      26%
   Other foreclosed assets                          856           887        1,989          921        1,153     (26%)
                                            --------------------------------------------------------------------------
      Total non-performing assets              $ 26,868      $ 39,750     $ 41,397     $ 46,622     $ 44,012     (39%)
                                            ==========================================================================

         YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                       4.44%         4.70%        4.72%        4.37%        4.98%
Short-term investments                            0.80%         0.99%        0.86%        0.92%        1.04%
Loans held for sale                               6.91%        11.00%        8.59%        7.01%        8.65%
   Commercial                                     5.39%         5.58%        5.46%        5.59%        5.91%
   Commercial real estate                         5.47%         5.34%        5.42%        5.52%        5.80%
   Residential real estate                        5.56%         5.79%        5.93%        6.05%        6.42%
   Consumer                                       6.73%         6.87%        7.19%        6.87%        7.61%
                                            ----------------------------------------------------------------
Total loans (FTE)                                 5.68%         5.73%        5.84%        5.87%        6.25%
                                            ----------------------------------------------------------------
Total interest-earning assets (FTE)               5.34%         5.47%        5.54%        5.46%        5.94%
                                            ================================================================
Liabilities:
   Interest-bearing demand and savings            0.83%         0.91%        0.95%        0.90%        0.93%
   Time deposits                                  2.50%         2.70%        2.97%        3.18%        3.41%
                                            ----------------------------------------------------------------
Total Bank issued deposits                        1.59%         1.67%        1.86%        1.98%        2.17%
                                            ----------------------------------------------------------------
Wholesale deposits                                2.71%         3.01%        3.41%        3.75%        3.69%
Short-term borrowings                             2.07%         2.09%        2.02%        2.22%        2.48%
Long-term borrowings                              4.98%         5.25%        4.45%        5.47%        5.68%
                                            ----------------------------------------------------------------
Total interest-bearing liabilities                1.99%         2.07%        2.19%        2.42%        2.63%
                                            ================================================================
Net interest spread                               3.35%         3.40%        3.35%        3.04%        3.31%
Net interest margin (FTE)                         3.60%         3.65%        3.62%        3.33%        3.63%
                                            ================================================================